Exhibit 99.1

AITX’s RAD Launches SCANNA to Unlock Smarter Security from Existing Cameras

New Solution Accelerates an Organization’s Move to AI Intelligent Security Operations

Detroit, Michigan, May 18, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced SCANNA™ (Security Camera Automated Network & Node Assistant), a new software solution designed to rapidly connect existing IP security cameras and Network Video Recorder systems (NVR) into RADSoC™, the Company’s advanced security operations and incident management platform. SCANNA simplifies and accelerates the integration of existing camera infrastructure into RADSoC and SARA™ driven workflows, helping small and mid-sized organizations transform passive video systems into intelligent and operationally responsive security environments without replacing existing camera investments.

RAD noted that organizations requiring larger scale or more sophisticated security operations center environments may benefit from the Company’s ongoing collaboration with Immix®, including SARA Alive Operating Inside Immix, which received a 2026 SIA New Products and Solutions Award in the Commercial Monitoring Solutions category at ISC West earlier this year. RAD expects SCANNA to help broaden access to intelligent AI security operations while also creating opportunities for organizations to scale into more advanced monitoring environments over time.

Many businesses and organizations already operate security camera systems that primarily serve as forensic tools after an incident has occurred rather than active operational security assets. SCANNA helps small and mid-sized organizations more easily access intelligent monitoring, incident management, and SARA™ driven workflows using existing camera infrastructure without the complexity and costs typically associated with advanced security operations environments.

“Historically, advanced security operations capabilities were largely reserved for organizations with substantial budgets, dedicated monitoring personnel, or complex command center environments,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “We believe AI is changing that equation. SCANNA helps make intelligent monitoring, incident management, and operational response workflows more accessible to organizations that already have camera infrastructure in place but have lacked the resources to fully operationalize it.”

Industry estimates suggest that hundreds of millions of IP security cameras are currently deployed worldwide, with many systems still operating primarily as passive recording tools rather than active operational security assets. RAD believes solutions like SCANNA can help organizations unlock greater value from existing infrastructure by enabling more intelligent monitoring, incident management, and AI driven security workflows without requiring significant new hardware investments.1

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD’s solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry2 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

1 Industry estimates compiled from market research sources including Omdia and Novaira Insights.

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons

248-270-8273

doug.c@radsecurity.com